Exhibit No. 10.36
SCHEDULE OF PARTICIPATING DIRECTORS
Armstrong World Industries, Inc. has entered into Directors Stock Unit Plans with certain of its directors, including Stanley A. Askren, Jon A. Boscia, James J. Gaffney, Robert C. Garland, Judith R. Haberkorn, James J. O’Connor, Russell F. Peppet, Arthur J. Pergament, John J. Roberts and Alexander M. Sanders, Jr.